Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.          )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

HILLENBRAND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0-11

December 17, 2025

Dear Fellow Shareholder:

We previously sent you proxy materials for the important Special Meeting of Shareholders of Hillenbrand, Inc. to be held on January 8, 2026, in connection with the proposed merger with Lone Star (the “Merger”).

Your Board of Directors unanimously recommends that you vote FOR the Merger and related proposals.

Your vote is very important. Please note that failing to vote will have the same effect as a vote against the Merger. If you have not already done so, please vote TODAY via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided.

Thank you for your support.

Sincerely,

Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY!
If you have any questions, or need assistance in voting your shares, please call our proxy solicitor:

INNISFREE M&A INCORPORATED
1 (888) 750-5884 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)